Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (the “Registration Statement”) of Lordstown Motors Corp. (the “Company”) of our report dated August 24, 2020, with respect to the financial statements of the Company which appear in the Registration Statement, and to all references to our Firm included in this Registration Statement.

/s/ Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio

July 15, 2021